Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Life360, Inc.
San Mateo, California
We consent to the incorporation by reference in this Registration Statement Nos. 333-279271 on Form S-3 and 333-268529, 333-274727, 333-277598, and 333-285348 on Form S-8 of our reports dated March 02, 2026, relating to the financial statements of Life360, Inc. and the effectiveness of Life360, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
San Francisco, California
March 2, 2026